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                                                                    EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated March 12, 1999, accompanying the 1998 consolidated financial statements and schedule included in the Annual Report of American Shared Hospital Services on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of American Shared Hospital Services on Forms S-3 (File No. 333-12879 and File No. 333-63721) and on Forms S-8 (File Nos. 2-90646;
33-21509; 33-48980, 33-45999, and 333-08009).

/s/ GRANT THORNTON LLP

San Jose, California
March 27, 2000